                                  EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of RWD Technologies, Inc. (the "Company") pertaining to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan, of our report dated January 27, 1999, with respect to the financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998. It should be noted that we have performed no audit procedures subsequent to January 27, 1999, the date of our report. Furthermore, we have not made an audit of any financial statements of the Company as of any date or for any period subsequent to December 31, 1998, the date of the latest financial statements covered by our report.

                                     /s/ ARTHUR ANDERSEN L.L.P.


Baltimore, Maryland,
October 4, 1999